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                                                                   Exhibit 10.10



                           PENHALL INTERNATIONAL CORP.

                             1998 STOCK OPTION PLAN









                                                Date Adopted: ____________, 1998



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                           PENHALL INTERNATIONAL CORP.

                             1998 STOCK-OPTION PLAN



                  1. Purpose of the Plan

                  The purpose of the Plan is to assist the Company in attracting and retaining valued employees, non-employee directors and independent contractors by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees, non-employee directors and independent contractors.

                  2. Definitions

                           2.1      "Board" means the Board of Directors of the
Company.

                           2.2      "Cause" means that Employee (i) has engaged
in misconduct involving dishonesty, theft, embezzlement or fraud with respect to the Company, (ii) has been convicted of a felony, or (iii) refuses to perform adequately any of his or her usual and ordinary duties for or on behalf of the Company or those reasonably requested by the Company or the Board, provided that the Company shall have given notice to the Employee of the nature of such refusal and such refusal has not been cured within 5 days thereafter.

                           2.3      "Change in Control" shall mean a change in
control of the Company of a nature that would be required to be reported in response to Item 1 of



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Form 8-K promulgated under the Exchange Act, provided, that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person"
(as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of the Company, is or becomes the "beneficial owner," (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years during the term of this Plan, individuals who at the beginning of such period constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least a majority of the directors then in office who were members of the Incumbent Board or whose election was approved by the Incumbent Board.

                           2.4      "Code" means the Internal Revenue Code of
1986, as amended.

                           2.5      "Common Stock" means the common stock of the
Company, par value $______ per share, or such other class or kind of shares or other securities resulting from the application of Section 7.


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                           2.6      "Company" means Penhall International Corp.,
a ______________ corporation, or any successor corporation.

                           2.7      "Committee" means a committee composed of
members of the Board, designated by the Board to administer the Plan in accordance with Section 4. After the Company becomes Publicly Traded, the Committee shall have at least two members and each member of the Committee shall be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act.

                           2.8      "Director" means a member of the Board who
is not an Employee.

                           2.9      "Employee" means an officer or other key
employee of the Company including a director who is such an employee.

                           2.10     "Exchange Act" means the Securities
Exchange Act of 1934, as amended.

                           2.11     "Fair Market Value" means, on any given
date,

                           2.11.1 If the Common Stock is listed on an
                  established stock exchange or exchanges, the last reported sale price per share on such date on the principal exchange on which it is traded, or if no sale was made on such date on such principal exchange, at the closing reported bid price on such date on such exchange;


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                           2.11.2 If the Common Stock is not then listed on an
                  exchange, the last reported sale price per share on such date reported by NASDAQ, or if sales are not reported by NASDAQ, or no sale was made on such date, the average of the closing bid and asked prices per share for the Common Stock in the over-the-counter market as quoted on NASDAQ on such date;

                           2.11.3 If the Common Stock is not then listed on an
                  exchange or quoted on NASDAQ, the average of the reported closing bid and asked prices on the most recent date the Common Stock traded in the over-the-counter market; or

                           2.11.4 If the Common Stock is not then listed on an
                  exchange, quoted on NASDAQ or traded in the over-the-counter market, the value ascribed to the shares of Common Stock by the Committee based on a good faith attempt to value the Common Stock.

                           2.12     "Holder" means an Employee, Director or
Independent Contractor to whom an Option is granted.

                           2.13     "Incentive Stock Option" means an Option
intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

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                           2.14     "Independent Contractor" means an
individual other than an Employee who performs services for the Company.

                           2.15     "Non-Qualified Stock Option" means an
Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Stock Option.

                           2.16     "Option" means any stock option granted
from time to time under Section 6 of the Plan.

                           2.17     "Option Agreement" means an agreement
evidencing the grant of Options under this Plan by the Company to the Holder and containing such terms as the Committee shall determine.

                           2.18     "Option Share" means any share of Common
Stock purchased upon the exercise of an Option.

                           2.19     "Permitted Transferee" means the spouse,
parents, siblings, children or grandchildren (in each case, natural or adopted) of a Holder, any trust for his or her benefit or the benefit of his or her spouse, parents, siblings, children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest in such corporation or partnership is such individual Holder or Permitted Transferee (or any trust for the benefit of such persons).



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                           2.20     "Plan" means the Penhall International
Corp. 1998 Stock Option Plan herein set forth, as amended from time to time.

                           2.21     "Publicly Traded" means the Company is
required to register shares of any class of common equity under Section 12 of the Exchange Act.

                           2.22     "Retirement" means retirement from the
active employment of the Company pursuant to the relevant provisions of the applicable pension plan to such Employee or as otherwise determined by the Board.

                           2.23     "Ten Percent Shareholder" means a person
who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of which the Company has a 50% or greater, direct or indirect ownership.

                  3.       Eligibility

                  Any Employee, Director or Independent Contractor is eligible to receive an Option.

                  4.       Administration and Implementation of Plan

                           4.1      The Plan shall be administered by the
Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees, Directors and Independent Contractors to whom Options will be





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granted, in determining the type and amount of Options to be granted to each such Employee, Director or Independent Contractor, the terms and conditions of Options granted under the Plan and the terms of agreements which will be entered into with Holders.

                           4.2      The Committee's powers shall include, but
not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash; to determine the effect, if any, of a change in control of the Company upon outstanding Options; and to grant Options (other than Incentive Stock Options) that are transferable by the Holder.

                           4.3      The Committee shall have the power to adopt
regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. The Committee shall have the power unilaterally and without approval of a Holder to amend an existing Option Agreement in order to carry out the purposes of the Plan so long as such an amendment does not, other than pursuant to a specific term of the Plan, take away any benefit granted to a Holder by the Option Agreement and as long as the amended Option Agreement comports with the terms of the Plan. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.



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                  5.       Shares of Stock Subject to the Plan

                           5.1      Subject to adjustment as provided in Section
7, the total number of shares of Common Stock available for Options granted under the Plan shall be ___________ shares. The maximum number of shares of Common Stock for which any individual may be granted options in any calendar year shall be __________.

                           5.2      Any shares issued by the Company through the
assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Options granted under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Option granted hereunder are forfeited or such Option otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Option, to the extent of any such forfeiture or termination, shall again be available for Options under the Plan.

                  6.       Options

                  Options give an Employee, a Director or an Independent Contractor the right to purchase a specified number of shares of Common Stock from the Company for a specified time period at a fixed price. The grant of Options shall be subject to the following terms and conditions:

                           6.1      Option Grants:  Options shall be granted to
an Employee, Director or Independent Contractor at the time and in the amount determined by the



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Committee. Options shall be evidenced by Option Agreements. Such Option
Agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

                           6.2      Option Price:  The price per share at which
Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

                           6.3      Term of Options: The Option Agreements shall
specify when an Option may be exercisable and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent shareholder).

                               6.3.1        Vesting.  Options granted under the
Plan may be subject to a vesting schedule set forth in the Option Agreement, under which such Options cannot be exercised until they are vested, except as provided in Section 6.3.2. However, Options shall vest at a rate of at least 25% each year on the anniversary of the date the Options were granted, so that all Options will be 100% vested no later than the fourth anniversary of their grant.


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                               6.3.2        Early Exercise.  An Option Agreement
may allow a Holder to exercise an Option before the date on which the Option is vested. Any Option Shares purchased through such an early exercise will be subject to the Repurchase Rights described in Section 6.12 until the underlying Options otherwise would have become vested.

                           6.4      Incentive Stock Options:  Each provision of
the Plan and each Option Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in section 422 of the Code, and any provisions of the Option Agreement thereof that cannot be so construed shall be disregarded. In no event may a Holder be granted an Incentive Stock Option which does not comply with the limitations ($100,000 at the date hereof) imposed by Section 422(d) of the Code on the dollar amount of such Options that may first be exercisable in any one calendar year.

                           6.5      Restrictions on Transferability:  No
Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 6.





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                           6.6      Payment of Option Price and Taxes:

                               6.6.1        Payment.  The Option Price or, where
applicable, a portion thereof, shall be paid in full in cash or by certified or bank cashiers check payable to the Company, or, subject to the approval of the Committee and where provided in the applicable Option Agreement: (a) by surrendering shares of the Company's Common Stock that have an aggregate Fair Market Value equal to the aggregate Option Price and that have been held by Holder for six months, (b) delivery of an irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price or delivery of irrevocable instructions to a broker to deliver promptly to the Company sufficient funds to pay the aggregate Option Price, (c) by having the Company retain the number of Option Shares whose aggregate Fair Market Value equals the aggregate Option Price or (d) any combination of the foregoing.

                               6.6.2        Taxes.  Any taxes required to be
withheld by the Company upon exercise of an Option shall be paid in full in cash or by certified or bank cashiers check payable to the Company, or, subject to the approval of the Committee (and subject to such rules as the Committee may adopt) and where provided in the applicable Option Agreement, by having the Company retain the number of Option Shares whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.


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                           6.7      Termination by Death:  If a Holder dies, any
Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative, for a period of three months from the date of death or until the expiration of the stated term of the Option, whichever period is shorter.

                           6.8      Termination by Reason of Retirement or
Disability: If a Holder's employment by the Company or service on the Board terminates by reason of disability (as determined by the Committee) or Retirement, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative), to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months from the date of such termination or until the expiration of the stated term of the Option, whichever period is shorter. This
Section 6.8 shall not apply to any Option held by an Independent Contractor.

                           6.9      Other Termination:  If a Holder's employment
by the Company or service on the Board terminates for any reason other than death, disability or Retirement, all unexercised Options, to the extent they were exercisable at the time of termination, may be exercised within the shorter of 60 days following the Holder's termination or the remaining term of the Option. Any such unexercised Options shall then terminate at the end of such 60-day period. All unexercised Options that are



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unexercisable at the time of the Holder's termination shall immediately terminate on the date of the Holder's termination. This Section 6.9 shall not apply to any Option held by an Independent Contractor.

                           6.10     Rights of First Refusal of Company.  In the
event that any Holder of Option Shares receives a bona fide offer from a third party to purchase a complete or partial interest in such Option Shares, and at the time of that offer, the Option Shares are not Publicly Traded, the Holder may not transfer the Option Shares unless otherwise permitted by the provisions of the Plan and the Agreement, and without first offering to sell such Option Shares to the Company or its designee pursuant to this Section 6.10.

                               6.10.1     The Holder shall deliver a written
notice (a "Sale Notice") to the Company describing in reasonable detail the Option Shares, the name of the offeror, the purchase price offered and all other material terms of the proposed transfer. The Sale Notice shall be delivered to and received by the Company at least sixty (60) days prior to any such proposed sale.

                               6.10.2     The Sale Notice shall constitute an
irrevocable offer by such Holder to sell the Option Shares described therein to the Company or its designee in accordance with this Section 6.10.

                               6.10.3     Upon receipt of the Sale Notice, the
Company or its designee shall have the right and option to purchase the Option Shares on the terms of



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the proposed transfer set forth in the Sale Notice, except for such terms as are otherwise specified or permitted by this Section 6.10. Within 30 days after receipt of the Sale Notice, the Company shall notify such Holder whether or not it or its designee wishes to purchase the Option Shares. If the Company or its designee elects to purchase the Option Shares, the closing of the purchase and sale of the Option Shares shall be held at the place and on the date established by the Company in its notice to the Holder in response to the Sale Notice, which date shall be not more than 30 days from the date of the Company's notice, unless the terms of the proposed transfer provide for a later closing date.

                               6.10.4     If neither the Company nor its
designee elects to purchase the Option Shares, the Holder may, subject to the other provisions of the Plan and the Agreement, transfer the Option Shares to the offeror specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the offeror than specified in the Sale Notice during the 90-day period immediately following the last date on which the Company could have elected to purchase the Option Shares. Any such Option Shares not so transferred within such 90-day period will be subject again to all of the provisions of this Section 6.10 upon subsequent transfer.

                           6.11     Approved Sale of the Company.  If the Board
and holders of a majority of the Common Stock (voting as a single class) then outstanding approve the sale of the Company (whether by merger, consolidation, sale of all or substantially all of




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the assets or outstanding shares of capital stock (an "Approved Sale"), and if at that time the Common Stock is not Publicly Traded, the following restrictions shall apply with respect to any Option Share:

                               6.11.1     each Holder shall consent to, vote for
and raise no objections with respect to the Approved Sale, and if the Approved Sale is structured as a sale of stock, shall agree to sell all Option Shares held by such Holder on the terms and conditions approved by the Board and the holders of a majority of the Common Stock then outstanding.

                               6.11.2     Each Holder shall take all action
which is necessary or in the judgment of the Company advisable to facilitate or consummate an Approved Sale. The obligations of a Holder with respect to an Approved Sale of the Company are subject to the satisfaction of the following: upon the consummation of the Approved Sale, either all of the holders of Common Stock will receive the same form and amount of consideration per share of Common Stock, or if any such holder of Common Stock is given an option as to the form and amount of consideration to be received, such Holder will be given the same option. Each Holder hereby appoints the Company as its or his true and lawful proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote its or his Option Shares that are entitled to vote to effectuate the provisions and intentions of this Section 6.11. The proxies and powers of attorney granted under this Section 6.11 are hereby declared to be coupled with an interest and shall be irrevocable.



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                           6.12     Repurchase Rights of Company.  So long as
the Common Stock is not Publicly Traded:

                               6.12.1     If a Holder's employment or service
with the Company is terminated by the Company for Cause or by the Holder for any reason whatsoever, and if such Holder has been previously granted an Option or Options under the Plan, then any Option Shares that are held by such Holder shall be subject to the right and option of the Company or its designee to purchase in one or more transactions all or a portion of such Option Shares at an aggregate price equal to the product of the number of such Option Shares and the lower of the Fair Market Value (determined as of a date not more than 30 days prior to the date of the Company's notice called for by Section 6.12.3) and the Option Price paid for such Option Shares, subject to the terms set forth in
Section 6.12.3.

                               6.12.2     If a Holder's employment or service
with the Company is terminated by the Company for other than Cause and if such Holder has been previously granted Options under the Plan, then any Option Shares that are held by such Holder shall be subject to the right and option of the Company or its designee to purchase in one or more transactions all or a portion of such Option Shares at an aggregate price equal to the product of the number of such Option Shares and the Option Price paid for such Option Shares, subject to the terms set forth in Section 6.12.3.


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                               6.12.3     In the event that the Company or its
designee should decide to exercise the right to purchase Option Shares, the Company shall notify the Holder of the Company's or its designee's exercise of such right, setting forth the purchase price determined by the Company as well as the date and place of closing; provided, that the Company or its designee shall provide such notification to Holder in writing within 60 days of termination of Holder's employment or service with the Company. At the closing, the Company or its designee, as the case may be, shall make available to the Holder such purchase price, payable in cash or by check, and the Holder shall deliver any such Option Shares immediately prior to such closing, whereupon the purchase and sale pursuant to such right shall be deemed completed and the Company or its designee, as the case may be, shall be deemed the sole registered and beneficial owner of such Option Shares for all purposes.

                  7.       Adjustments upon Changes in Capitalization

                  In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments to outstanding Options as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Fair Market Value of any fractional shares resulting from adjustments pursuant to



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this Section shall, where appropriate, be paid in cash to the Holder.

                  8.       Adjustments Upon Change in Control

                  In the event of a Change in Control pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), at the discretion of the Company and by virtue of the Change in Control:

                           (a)      the Common Stock subject to the Plan shall
be converted into and replaced by shares of common voting stock of the Successor, or such other class of securities having rights and preferences no less favorable than the common voting stock of the Successor, and the number of shares subject to an Option granted under the Plan and the purchase price per share upon exercise of such Option shall be correspondingly adjusted so that, by virtue of such Change in Control, the Holder of such Option shall have the right to purchase that number of common voting stock of the Successor which has a Fair Market Value equal to the Fair Market Value of the shares of Common Stock subject to the Holder's Option, as of the date of such Change in Control, for a purchase price per share which, when multiplied by the number of shares of common voting stock of the Successor subject to the adjusted Option, shall equal the aggregate exercise price at which the Holder would have received all of the shares of Common Stock optioned to the Holder under the original Option; or



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                           (b)      the Company may convert the Option into a
right in the Holder to realize the value of an Option (which value the Company may in its discretion determine equals the excess of the Fair Market Value of the consideration to be received as a result of the Change in Control had such Option been exercised immediately prior thereto, over the option price of such Option) in cash.

                  9.       Effective Date, Termination and Amendment

                  The Plan shall become effective on _________, 1998, subject to shareholder approval. The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without shareholder approval to the extent such approval is required under section 162(m) or section 422 of the Code.

                  Termination of the Plan pursuant to this Section 9 shall not affect Options outstanding under the Plan at the time of termination.

                  10.      Transferability

                  Except as provided below, Options may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Option shall be forfeited; provided, however that Options


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(except incentive stock options) may be pledged, assigned or transferred (i) at the discretion of the Committee, during the Holder's lifetime by the Holder to a Permitted Transferee, (ii) at the discretion of the Committee, by a Permitted Transferee to another Permitted Transferee or (iii) as otherwise permitted by the Committee; provided, further, that any such transfer shall (i) not occur for a period of at least six months after the Option is granted, and (ii) comply with all terms and conditions established by the Committee and any term, condition or restriction contained in the relevant Option Agreement.

                  11.      General Provisions

                           11.1     Nothing contained in the Plan, or any Option
granted pursuant to the Plan, shall confer upon any Employee any right with respect to continuance of employment by the Company, nor interfere in any way with the right of the Company to terminate the employment of any Employee at any time.

                           11.2     To the extent that federal laws do not
otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of ____________ and construed accordingly.

                           11.3     The Committee may amend any outstanding
Option to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Holder, except in the case of amendments adverse to the Holder, in


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which case the Holder's consent is required to any such amendment, unless the amendment is designed to conform the Option to the terms of the Plan.



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